EXHIBIT 23-a

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 dated July 3, 2003 of our reports dated January 10, 2003, appearing in the Annual Report on Form 10-K of the Registrant for the fiscal year ended November 30, 2002, and to the reference to us under the heading "Experts" in each Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
July 3, 2003